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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               DECEMBER 12, 1995


                                 BAYBANKS, INC.
             (Exact name of registrant as specified in its charter)



      MASSACHUSETTS                    0-959                     04-2008039
(State or other jurisdiction      (Commission File              (IRS Employer
    of incorporation)                  Number)               Identification No.)



                175 FEDERAL STREET, BOSTON, MASSACHUSETTS  02110
             (Address of principal executive offices and zip code)


              Registrant's telephone number, including area code:
                                 (617) 482-1040





                              Page 1 of 110 Pages
                        Exhibit Index appears on page 6

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ITEM 5.   OTHER EVENTS.
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        On December 12, 1995, BayBanks, Inc. ("BayBanks") and Bank of Boston
Corporation ("Bank of Boston") entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, a wholly-owned subsidiary of Bank of Boston will be merged with and into BayBanks (the "Merger"). A copy of the Merger Agreement is attached hereto as
Exhibit 2.1 and incorporated herein by reference. The press release describing the proposed Acquisition is attached hereto as Exhibit 99.1.

        Bank of Boston is a Boston-based bank holding company with total assets of $46.1 billion. The combined company's principal bank will be called
BayBank of Boston, N.A. The combined organization will conduct consumer banking business under the "BayBank" name and corporate and international business under the "Bank of Boston" name. William M. Crozier, Jr., Chairman and President of BayBanks, will become Chairman of the Board of Directors of Bank of Boston. Three other directors of BayBanks also will join Bank of Boston's Board. Charles K. Gifford, Chairman and Chief Executive Officer of Bank of Boston, will be President and Chief Executive Officer of Bank of Boston.

        On the closing date of the Merger, each issued and outstanding share of common stock, $2.00 par value, of BayBanks (other than shares as to which dissenters' appraisal rights have been exercised and shares held by BayBanks as treasury stock or shares held by BayBanks or Bank of Boston or any of their respective subsidiaries, but including shares (i) held directly or indirectly by Bank of Boston or BayBanks or any of their respective subsidiaries in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) shares held by Bank of Boston or BayBanks or any of their respective subsidiaries in respect of a debt previously contracted) will automatically be converted into the right to receive 2.2 shares of Common Stock, $2.25 par value, of Bank of Boston (the "Common Stock"). Employee options to purchase shares of BayBanks common stock will be converted to Bank of Boston options at the same exchange ratio. The Merger is intended to be a tax-free reorganization and to be accounted for as a pooling of interests.

        The shares of Common Stock issued in the Merger will include the corresponding number of rights attached to such shares pursuant to Bank of Boston's shareholder rights plan. No fractional shares of Common Stock will be issued in the Merger, and BayBanks stockholders who otherwise would be entitled to receive a fractional share of Common Stock will receive a cash payment in lieu thereof.

        Completion of the Acquisition is subject to certain conditions, including approval of the holders of two-thirds of the shares of BayBanks common stock and of the holders of a majority of the shares of Common Stock, the approval of regulatory authorities, and other closing conditions customary in a transaction of this type. The Merger Agreement is subject to termination in certain circumstances, including if the Acquisition is not consummated by December 31, 1996. In addition, BayBanks may terminate the Merger Agreement if the average closing market price (the "Average Closing Price") of the Common Stock over the twenty trading day period ending on the date of the final federal regulatory action with respect to the Acquisition (the "Final

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Calculation Period") (a) is less than 75% of the closing market price of the
Common Stock on December 8, 1995, which was $47.50 (the "Conversion Price") and (b) the number obtained by dividing the Average Closing Price by the Conversion Price is less than the number obtained by dividing the average of the closing prices of the Morgan Stanley 35-Bank Regional Peer Group during the Final Calculation Period by the average of the closing prices of that Peer Group for the 20 trading day period ending on December 8, 1995 and subtracting
 .25 from the quotient.

        Following execution of the Merger Agreement, BayBanks and Bank of Boston entered into reciprocal stock option agreements ("Option Agreements") pursuant to which Bank of Boston granted BayBanks an option to purchase up to 22,400,761 shares of newly issued Common Stock at a price of $47.50 per share, and BayBanks granted Bank of Boston an option to purchase up to 3,907,120 shares of newly issued BayBanks common stock at a price of $83.75 per share (each, an "Option"), in each case equalling 19.9% of the outstanding shares of the respective granting company's stock. The forms of the Option Agreements appear as exhibits to the Merger Agreement attached as Exhibit 2.1 hereto and are incorporated herein by reference.

        Each Option will become exercisable in whole or in part at any time before its expiration in specified circumstances, including if (i) the grantor, without the prior written consent of the optionee, enters or announces its intention to enter into an agreement with any person other than the optionee to effect any of the following transactions (each an "Acquisition Transaction"): (a) a merger, consolidation or similar transaction involving the grantor or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission) (other than mergers, consolidations or similar transactions involving (x) the grantor or any of its Significant Subsidiaries in which the voting securities of the grantor immediately before such transaction continue to represent at least 65% of the combined voting power of the voting securities of the grantor or the surviving entity outstanding immediately after such transaction or (y) only the grantor and its subsidiaries), (b) the purchase, lease or other acquisition of all or a substantial portion of the assets of the grantor or any of its Significant Subsidiaries, (c) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of the grantor or any of its Significant Subsidiaries or (d) any substantially similar transaction, (ii) the Board of Directors of the grantor recommends that the stockholders of the grantor approve or accept any Acquisition Transaction, or (iii) any person (other than the optionee) acquires beneficial ownership of 10% or more of the then outstanding shares of common stock of the grantor.

        As more fully set forth in the Option Agreements, the optionee (or a subsequent holder of an Option or the shares issued thereunder) has the right in specified circumstances to require the grantor to repurchase the Option or such shares. The grantor's ability to engage in a subsequent pooling of interests transaction might be adversely affected if the optionee exercised this right.

        The foregoing summary of the contents of the Merger Agreement and Option Agreements is qualified in its entirety by reference to Exhibit 2.1 hereto.

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        In connection with entering into the Merger Agreement and granting the option to Bank of Boston, BayBanks amended its Shareholder Rights Plan to exclude these transactions from triggering the protective provisions of the Rights Plan. A copy of the amendment to BayBanks' Rights Agreement dated as of December 23, 1988 is attached hereto as Exhibit 4.1.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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        (c)  Exhibits:
             --------

Exhibit
  No.                        Description
-------                      -----------

2.1 Agreement and Plan of Merger dated as of December 12, 1995 between Bank of Boston Corporation, Boston Merger Corporation, and
         BayBanks, Inc., including the forms of Option Agreements.

4.1 Amendment dated as of December 12, 1995 to the Rights Agreement dated December 23, 1988.

99.1 Press Release dated December 12, 1995 entitled "Bank of Boston to Acquire BayBanks in $2 Billion Stock Merger."


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BAYBANKS, INC.



Date:  December 22, 1995            By:  /s/ Michael W. Vasily
                                         -------------------------------------

                                         Michael W. Vasily Executive Vice
                                         President and Treasurer

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                                 EXHIBIT INDEX


EXHIBIT
  NO.                              DESCRIPTION
-------                            -----------
2.1      Agreement and Plan of Merger dated as of December 12, 1995 between Bank of  Boston Corporation, Boston Merger Corporation, and
         BayBanks, Inc., including  the forms of Option Agreements.

4.1 Amendment dated as of December 12, 1995 to the Rights Agreement dated December 23, 1988.

99.1 Press Release, dated December 12, 1995 entitled "Bank of Boston to Acquire BayBanks in $2 Billion Stock Merger."


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